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[LAZARD LOGO]                                          LAZARD FRERES & CO. LLC
                                                       30 ROCKEFELLER PLAZA
                                                       NEW YORK, NY 10020
                                                       PHONE 212-632-6000
                                                       FAX   212-632-6060
                                                       www.lazard.com


                                                       EXHIBIT 23.5

     We hereby consent to the inclusion of our opinion letter dated December 8, 2000 to the board of directors of BioTransplant Incorporated as Annex C to this joint proxy statement/prospectus which forms part of the Amendment No. 1 to the Registration Statement on Form S-4 relating to the proposed merger of Eligix, Inc. with a subsidiary of BioTransplant and the references to such opinion in such joint proxy statement/prospectus under the headings "Summary--Opinion of Financial Advisor," "The Merger--Background of the Merger," "The Merger--Recommendation of the Board of Directors of BioTransplant; BioTransplant's Reasons for the Merger" and "The Merger--Opinion of BioTransplant's Financial Advisor." In giving such consent, we do not admit, and we hereby disclaim, that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the terms "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                         Lazard Freres & Co. LLC

                                         By: /s/ Jason Bernhard
                                             ---------------------------
                                             Name: Jason Bernhard
                                             Title: Managing Director


March 12, 2001





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